UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2024

TOUGHBUILT INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8669 Research Drive
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 528-3100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2024, ToughBuilt Industries, Inc. (the “Company”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) with PCS Properties 2, LLC (“PCS”), effectively resolving the litigation between the parties as set forth in the Orange County Superior Court Case No. 30-2023-01326779-CU-UD-CJC. On June 22, 2023, PCS filed a lawsuit against the Company in the Superior Court of California, County of Orange, alleging breach of lease agreement, dated December 10, 2021, between the parties regarding the property located at 8687 Research Drive, Irvine, CA and was seeking unpaid rent of approximately $124,800 as of May 31, 2023, and seeks damages including future rent through May 31, 2027, totaling at least $2,374,278, minus avoidable costs, along with costs for recovering the premises, reletting expenses, attorney's fees, leasing commissions for the lease's unexpired term, prejudgment interest, and court fees.

Concurrently with the execution of the Agreement, both parties executed a Stipulation For Entry Of Judgment In The Event Of Defendant’s Default on Settlement; And Order Thereon, which will be held in possession by PCS’s counsel and may be filed in court in the event of the Company’s default on the settlement payment terms, without further notice to the Company.

The Agreement stipulates that each party will bear its own attorney’s fees and costs incurred in relation to the dispute. Following the execution and delivery of the Agreement and the Stipulation for Judgment, PCS agreed to file a Notice of Settlement of the entire case, and the Company to file a Request for Dismissal with prejudice of its Cross-Complaint, with subsequent filings to dismiss the entire action following the Company's complete payment of the settlement amount.

The Agreement includes a general release clause, whereby each party releases the other from all past and present claims related to the litigation, acknowledging the potential for unknown claims, and expressly waiving the protections of California Civil Code Section 1542.

The Agreement also specifies that it is not to be considered an admission of liability by any party.

This settlement resolves all disputes related to the aforementioned litigation and allows the Company to avoid the expense and risk of further litigation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained under Item 1.01 of this Form 8-K is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: June 6, 2024	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer

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